Exhibit 99.1

SELECTIVE ANNOUNCES CEO SUCCESSION PLAN

Board Elects Selective President and Chief Operating Officer

John Marchioni as Chief Executive Officer, Effective February 1, 2020

Gregory Murphy Announces Transition from Chief Executive Officer to Newly Created Role of Executive Chairman of the Selective Board of Directors

BRANCHVILLE, NJ., Oct. 30, 2019 – Selective Insurance Group, Inc. (NASDAQ: SIGI) today announced that John J. Marchioni, who has served as the Company’s President and Chief Operating Officer since 2013, has been unanimously elected by the Selective Board of Directors as its next Chief Executive Officer, effective February 1, 2020. Mr. Marchioni will succeed Gregory E. Murphy, who will retire as CEO after serving in the position since 1999. Mr. Murphy, Chairman of the Selective Board since 2000, will assume the newly created role of Executive Chairman of the Selective Board upon his retirement.

“On behalf of the Board of Directors, it is our privilege to announce the unanimous election of John Marchioni as the next Chief Executive Officer of Selective,” said Mr. Murphy. “In his more than 21 years at Selective, John has worked across all areas of our operations and has proven to be a thoughtful and strategic executive with a deep understanding of our industry and how to profitably grow our business. I, along with the Board, have worked closely with John and have been impressed by his performance as President and Chief Operating Officer for the last six years. His unanimous election as CEO demonstrates the confidence we have in his abilities, judgment and vision to continue to innovate and lead us into the future.”

Mr. Murphy continued, “It has been my honor to serve as Selective’s CEO for the past 20 years, and to have worked alongside a remarkable team that continues to keep the Company on an exciting growth trajectory. The Board has spent considerable time over the past several years preparing for a thoughtful succession process, and I firmly believe that now is the right time to initiate this leadership transition. With our continued outperformance, we are confident that with John as CEO the Selective team will rise to meet the innovation demands of our times and champion outstanding customer experiences, which are keys to our growth and future success.”

Mr. Marchioni said, “I want to thank the Board of Directors for placing their trust in me to lead this organization, and I also want to thank Greg for all that he has done for Selective and in preparing me, especially these past few years, for this new role. I look forward to continuing to work closely with Greg in the coming months and in his capacity as Executive Chairman as we work to build on Selective’s strong financial and strategic position for the long-term.”

Since Mr. Murphy became CEO in 1999, Selective and its best-in-class employees, along with its “ivy league” independent insurance agent partners, have achieved significant financial and business success:

•	Total Shareholder Return of 1,081%[1]
•	Increased market capitalization by more than 6.5 times, from $555 million to $4.3 billion[2]

1 TSR per Bloomberg, as of close of market on October 29, 2019

2 Market capitalization figures as of October 29, 2019

•	Tripled net premiums written, from $750 million to $2.5 billion.
•	Achieved top-performing financial performance with non-GAAP operating return on equity averaging 11.6% and 11.4% over the past three and five years, respectively.
•	Expanded commercial lines operations from 16 to 27 states and entered the excess and surplus lines marketplace.
•	Successfully offered securities in public and private markets, most recently issuing $300 million of 30-year senior notes at 5.375%.
•	Implemented commercial lines predictive modeling, now in the third generation.

•	Enhanced safety management efforts with new tools and resources to detect and prevent safety issues within insureds’ businesses before a loss occurs.
•	Strengthened organizational and leadership capabilities, enabling the attainment of Selective’s challenging business goals.
•	Made diversity and inclusion an organizational and business imperative.
•	Elevated customer experience focus to build loyalty through proactive customer communications that help manage risks; self-service and digital policy offerings; and value-added services and innovative technologies, such as Selective® Drive and SWIFTClaimSM.
•	Installed a 2.9-megawatt AC ground-mount solar photovoltaic generation facility at Selective’s corporate headquarters that shows our commitment to the environment and provides financial benefits from the sale of the associated solar renewable energy credits.

“In his 20 years as CEO, Greg Murphy has created substantial value for our shareholders, developed Selective into the premier independent agency carrier, and instilled an unsurpassed corporate commitment to providing our insureds with exceptional customer experiences,” said J. Brian Thebault, Selective’s Lead Independent Director. “We are confident that, having worked side by side with John for many years, Greg’s accomplishments in making Selective what it is today will endure under John’s leadership as we enter the next phase of growth and success.”

An infographic about Mr. Murphy and Mr. Marchioni is available at: https://www.selective.com/shell/~/media/Files/S/Selective/Selective-Exec-Leadership-Transition-Infographic.pdf

About John Marchioni

John Marchioni has served as President and Chief Operating Officer of Selective since 2013. In May 2019, he was elected to Selective’s Board of Directors. Mr. Marchioni joined Selective in 1998 as a Government Affairs Specialist, was promoted to Assistant Vice President of Government Affairs in 2000, and named Vice President of Government Affairs in 2003. He was appointed Vice President and Strategic Business Unit Leader in 2004 and Senior Vice President, Director of Personal Lines and Flood in 2005. In 2007, he was promoted to Executive Vice President, Chief Field Operations Leader and, in 2008, Executive Vice President, Insurance Operations. He is a graduate of Princeton University and the Harvard Business School Advanced Management Program.

About Selective Insurance Group, Inc.

Selective Insurance Group, Inc. is a holding company for 10 property and casualty insurance companies rated "A" (Excellent) by A.M. Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in the Fortune 1000 and being named one of "America's Best Mid-Size Employers" by Forbes Magazine. For more information about Selective, visit www.Selective.com.

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely," or "continue" or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted, or estimated by us in forward-looking statements, include, but are not limited to:

•	difficult conditions in global capital markets and the economy;
•	deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;
•	ratings downgrades could affect investment values and, therefore, statutory surplus;
•	the adequacy of our loss reserves and loss expense reserves;
•	the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, including cyber-attacks, explosions, severe winter weather, floods, and fires;
•	adverse market, governmental, regulatory, legal, or judicial conditions or actions;
•	the concentration of our business in the Eastern Region;
•	the cost and availability of reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	the impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•	uncertainties related to insurance premium rate increases and business retention;
•	changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•	the effects of data privacy or cyber security laws and regulations on our operations;
•	major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues and/or increased expenses, particularly if we experience a significant privacy breach;
•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;
•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor's, Moody's, and Fitch;
•	our entry into new markets and businesses; and
•	other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

Selective's SEC filings can be accessed through the Investors page of Selective's website, www.Selective.com, or through the SEC's EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact:

Rohan Pai

973-948-1364

Rohan.Pai@Selective.com

Media Contact:

Jamie M. Beal

973-948-1234

Jamie.Beal@Selective.com

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

www.Selective.com